EX-35.6
(logo)WELLS FARGO


Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax


Wells Fargo Bank, N.A.


Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, NC 28288


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


March 1, 2008

/s/ Judith Rishel
Judith Rishel
Vice President


(page)


(logo)WELLS FARGO


Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax


Wells Fargo Bank, N.A.


Schedule A


List of Servicing Agreement(s) and Series


1 Pooling and Servicing Agreement for Wachovia Bank Commercial Mortgage Trust, Pass-Through Certificates Series 2007-30, Wells Fargo Bank, N.A. as Trustee

2 Pooling and Servicing Agreement for Wachovia Commercial Mortgage Pass-Through Certificates Series 2007-C32, Wells Fargo Bank, N.A. as Trustee

3 Pooling and Servicing Agreement for Wachovia Commercial Mortgage Pass-Through Certificates Series 2007-C31, Wells Fargo Bank, N.A. as Trustee

4 Pooling and Servicing Agreement for Wachovia Bank Commercial Mortgage Trust 2006-C29, Wells Fargo Bank, N.A. as Trustee

5 Pooling and Servicing Agreement for Wachovia Bank Commercial Mortgage Trust Pass-Through Certificates, Series 2007-C33, Wells Fargo Bank, N.A. as Trustee

6 Pooling and Servicing Agreement for WBTO6C28, Wells Fargo Bank, N.A. as
Trustee

7 Pooling and Servicing Agreement for WBTO6C26, Wells Fargo Bank, N.A. as
Trustee

8 Pooling and Servicing Agreement for WBTO6C27, Wells Fargo Bank, N.A. as
Trustee

9 Pooling and Servicing Agreement for WBTO6C23, Wells Fargo Bank, N.A. as
Trustee

10 Pooling and Servicing Agreement for Wachovia Bank National Association 2007-C34, Wells Fargo Bank, N.A. as Trustee